UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

ATLAS ENERGY RESOURCES, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-33193	75-3218520
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Rouser Road, Moon Township, PA 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the completion of its initial public offering (the “Offering”), on December 18, 2006, Atlas Energy Resources, LLC (the “Company”) entered into the following agreements.

Contribution, Conveyance and Assumption Agreement among Atlas America, Inc. (“Atlas America”), the Company and Atlas Energy Operating Company, LLC (the “Operating Company”)

Pursuant to the contribution agreement, Atlas America contributed to the Company all of the stock of its natural gas and oil development and production subsidiaries as well as the development and production assets owned by it. As consideration for this contribution, on December 18, 2006 the Company distributed to Atlas America the $121,730,000 net proceeds of the Offering, as well as 30,301,746 of common units, 748,456 Class A units and the management incentive interests. The Company redeemed 948,750 of the common units from Atlas America in connection with the exercise of the underwriters’ over-allotment option on December 18, 2006. Also pursuant to the contribution agreement, Atlas America contributed to its subsidiary, Atlas Energy Management, Inc. (“Atlas Management”), the 748,456 Class A units and the management incentive interests.

Atlas America will indemnify the Company until December 18, 2007 against certain potential environmental liabilities associated with the operation of the assets and occurring before December 18, 2006 and against claims for covered environmental liabilities made before December 18, 2010. The obligation of the indemnitors will not exceed $25.0 million, and they will not have any indemnification obligation until the Company’s losses exceed $500,000 in the aggregate, and then only to the extent such aggregate losses exceed $500,000. Additionally, Atlas America will indemnify the Company for losses attributable to title defects to the oil and gas property interests until December 18, 2009, and indefinitely for losses attributable to retained liabilities and income taxes attributable to pre-closing operations and the formation transactions. The Company will indemnify Atlas America for all losses attributable to the post-closing operations of the assets contributed to it, to the extent not subject to Atlas America’s indemnification obligations.

In addition, as described below, the Company became a party to an existing master natural gas gathering agreement between Atlas America and Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P. (collectively, “Atlas Pipeline”) pursuant to which Atlas Pipeline will gather substantially all of the natural gas from wells operated by the Company. The gathering fees payable to Atlas Pipeline under the master natural gas gathering agreement generally exceed the amount the Company receives from its investment partnerships for gathering. Pursuant to the contribution agreement, Atlas America will assume the Company’s obligation to pay these gathering fees to Atlas Pipeline; the Company will pay Atlas America the gathering fees it receives from its investment partnerships and fees associated with production to its interest.

Omnibus Agreement between Atlas America and the Company

Pursuant to the omnibus agreement, if a business opportunity with respect to an investment in or acquisition of a domestic natural gas or oil production or development business is presented to the Company or Atlas America or its affiliates, the Company will have the first right to pursue the business opportunity as follows:

•	If the opportunity is a control investment, that is, majority control of the voting securities of an entity, the Company will have the first right of refusal.

•	If the opportunity is a non-control investment, that is, less than majority control of the voting securities of an entity, Atlas America and its affiliates will not be restricted in their ability to pursue the opportunity and will not have an obligation to present the opportunity to the Company.

•	Notwithstanding the foregoing, if the opportunity involves an investment in natural gas or oil wells or other natural gas or oil rights, even a non-control investment, the Company will have the right of first refusal.

The omnibus agreement will remain in effect so long as Atlas America or one of its affiliates has the power, directly or indirectly, to direct the Company’s management and policies.

Management Agreement among the Company, the Operating Company and Atlas Management

Pursuant to the management agreement, Atlas Management will manage the Company’s business affairs under the supervision of the Company’s board of directors (the “Board”). Atlas Management will provide the Company with all services necessary or appropriate for the conduct of its business, including the following:

•	providing executive and administrative personnel, office space and office services required in rendering services to the Company;

•	investigating, analyzing and proposing possible acquisition and investment opportunities;

•	evaluating and recommending to the Board and the Company’s officers hedging strategies and engaging in hedging activities on the Company’s behalf, consistent with such strategies;

•	negotiating agreements on the Company’s behalf;

•	furnishing reports and statistical and economic research to the Company regarding the Company’s activities and services performed for the Company by Atlas Management;

•	monitoring the Company’s operating performance and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	at the direction of the audit committee of the Board, causing the Company to retain qualified accountants to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations, and to conduct quarterly compliance reviews with respect thereto;

•	causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	assisting the Company in complying with all regulatory requirements applicable to it with respect to its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings, all required tax filings and all reports and documents, if any, required under the Securities Exchange Act;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which it may be subject arising out of its day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

•	using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

•	advising the Company with respect to obtaining financing for the Company’s operations;

•	performing such other services as may be required from time to time for management and other activities relating to the Company’s assets as the Board shall reasonably request or Atlas Management shall deem appropriate under the particular circumstances;

•	obtaining and maintaining, on the Company’s behalf, insurance coverage for the Company’s business and operations, including errors and omissions insurance with respect to the services provided by Atlas Management, in each case in the types and minimum limits as Atlas Management determines to be appropriate and as is consistent with standard industry practice; and

•	using commercially reasonable efforts to cause the Company to comply with all applicable laws.

In exercising its powers and discharging its duties under the management agreement, Atlas Management must act in good faith.

Before making any distribution on the Company’s common units, the Company will reimburse Atlas Management for all expenses that it incurs on the Company’s behalf pursuant to the management agreement. These expenses will include costs for providing corporate staff and support services to the Company. Atlas Management will charge on a fully-allocated cost basis for services provided to the Company. This fully-allocated cost basis is based on the percentage of time spent by personnel of Atlas Management and its affiliates on the Company’s matters and includes the compensation paid by Atlas Management and its affiliates to such persons and their allocated overhead. The allocation of compensation expense for such persons will be determined based on a good faith estimate of the value of each such person’s services performed on the Company’s business and affairs, subject to the periodic review and approval of the Board’s audit or conflicts committee.

Atlas Management will not assume any responsibility beyond the duties specified in the management agreement and will not be responsible for any action of the Board in following or declining to follow its advice or recommendations. Atlas Management, its stockholders, directors, officers, employees and affiliates will not be liable to the Company, any subsidiary of the Company, the Company’s directors or the Company’s unitholders for acts or omissions performed in good faith and in accordance with and pursuant to the management agreement, except by reason of acts constituting gross negligence, bad faith, willful misconduct, fraud or a knowing violation of criminal law. The Company will indemnify Atlas Management, its stockholders, directors, officers, employees and affiliates with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of Atlas Management, its stockholders, directors, officers, employees and affiliates not constituting gross negligence, bad faith, willful misconduct, fraud or a knowing violation of criminal law performed in good faith in accordance with and pursuant to the management agreement. Atlas Management and its affiliates will indemnify the Company and the Company’s directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of Atlas Management or its affiliates constituting gross negligence, bad faith, willful misconduct, fraud or a knowing violation of criminal law or any claims by employees of Atlas Management or its affiliates relating to the terms and conditions of their employment. Atlas Management and/or Atlas America will carry errors and omissions and other customary insurance.

The management agreement may not be amended without the prior approval of the conflicts committee of the Board if the proposed amendment will, in the reasonable discretion of the Board, adversely affect common unitholders.

The management agreement does not have a specific term; however, Atlas Management may not terminate the agreement before December 18, 2016. The Company may terminate the management agreement only upon the affirmative vote of holders of at least two-thirds of its outstanding common units, including units held by Atlas America and its affiliates. In the event the Company terminates the management agreement, Atlas Management will have the option to require the successor manager, if any, to purchase the Class A units and management incentive interests for their fair market value as determined by agreement between the departing manager and the successor manager. If no agreement is reached, an independent expert selected by the departing manager and the successor manager will determine the fair market value. If the departing manager and the successor manager cannot agree on an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value. If the purchase option is not exercised by either the departing manager or the successor manager, the Class A units will be converted into common units on a one for one basis and the management incentive interests will convert into common units equal to the fair market value of those interests as determined by an independent expert selected by agreement between Atlas Management and the conflicts committee of the Board.

Amendment and Joinder to Omnibus Agreement among Atlas Pipeline, Atlas America, Resource Energy, LLC (“Resource Energy”), Viking Resources, LLC (“Viking Resources”), the Company and the Operating Company

Pursuant to the amendment and joinder to omnibus agreement, the Company and the Operating Company became parties to an existing omnibus agreement between Atlas America and Atlas Pipeline which sets forth the obligations that the Company, Atlas America and Atlas Pipeline will have to connect wells to the Atlas Pipeline gathering systems and that the Company will have to provide consultation services in the construction of new gathering systems or the extension of existing systems. The existing Omnibus Agreement is included as Exhibit 10.5(b)(1) of the Company’s registration statement (file no. 333-136094) (the “Registration Statement”). Because, upon closing of the Offering, the Company ownes substantially all of Atlas America’s natural gas and oil development and production business, the Company will be primarily liable under the omnibus agreement, and Atlas America will be secondarily liable as a guarantor of the Company’s performance.

Pursuant to the omnibus agreement, the Company will be required to construct, at its sole cost and expense, up to 2,500 feet of small diameter (two inches or less) sales or flow lines from the wellhead of any well it drills and operates to a point of connection to Atlas Pipeline’s gathering systems. Where it has extended sales and flow lines to within 1,000 feet of one of Atlas Pipeline’s gathering systems, the Company may require Atlas Pipeline to extend its system to connect to that well. With respect to other wells that are more than 2,500 feet from Atlas Pipeline’s gathering systems, Atlas Pipeline will have the right, at its cost and expense, to extend its gathering system to within 2,500 feet of the well and to require the Company, at the Company’s cost and expense, to construct up to 2,500 feet of flow line to connect to the gathering system extension. If Atlas Pipeline elects not to exercise its right to extend its gathering systems, the Company may connect a well to a natural gas gathering system owned by a third party or to any other delivery point; however, Atlas Pipeline will have the right to assume the cost of construction of the necessary flow lines, which then become its property and part of its gathering systems.

The omnibus agreement also requires the Company to assist Atlas Pipeline in seeking to identify existing gathering systems for possible acquisition and provide consulting services in evaluating and making a bid for these systems. The Company must first offer to Atlas Pipeline any gathering system it identifies as a potential acquisition. Atlas Pipeline will have a time period, specified in Atlas America’s notice to it with respect to the acquisition opportunity, to determine whether it wants to acquire the identified system and advise the Company of its intent. If Atlas Pipeline does not complete the acquisition in a timely manner, or advises the Company that it does not intend to acquire the system, then the Company may do so.

In addition, upon request the Company will provide Atlas Pipeline with construction management services if Atlas Pipeline determines to expand one or more of its gathering systems. The Company will be entitled to reimbursement for its costs, including an allocable portion of employee salaries, in connection with the construction management services.

The omnibus agreement has no specified term but will terminate if Atlas Pipeline Partners GP, LLC is removed as the general partner of Atlas Pipeline without cause.

Amendment and Joinder to Gas Gathering Agreements among Atlas Pipeline, Atlas America, Resource Energy, Viking Resources, Atlas Noble, LLC, Atlas Resources, LLC, Atlas America, LLC, the Company and the Operating Company

The Company will conduct its natural gas transportation and processing operations through Atlas Pipeline. Pursuant to the amendment and joinder to gas gathering agreements, the Company and the Operating Company became parties to an existing master natural gas gathering agreement between Atlas America and Atlas Pipeline pursuant to which Atlas Pipeline will gather substantially all of the natural gas from wells operated by the Company. The existing master natural gas gathering agreement is included as Exhibits 10.4(a)(1), (b)(1) and (c)(1) to the Registration Statement. Also pursuant to the amendment and joinder agreement, Atlas America was removed as a party to a gas gathering agreement with Atlas Pipeline relating to wells owned by third parties unrelated to the Company or its investment partnerships.

Under the master natural gas gathering agreement, the Company will be obligated to pay Atlas Pipeline a fee for gathering our natural gas. As described above under “Contribution, Conveyance and Assumption Agreement,” Atlas America has assumed the Company’s obligations under this agreement to pay the gathering fees to Atlas Pipeline, and the Company agreed to pay Atlas America the gathering fees it receives from its investment partnerships and fees associated with production to its interest. The gathering fees payable to Atlas Pipeline generally exceed the amount the Company receives from its investment partnerships for gathering services. If Atlas America fails to pay gathering fees to Atlas Pipeline as required by its assumption agreement with the Company, the Company will have to pay to Atlas Pipeline the difference between the gathering fee payable and the amount it receives from the investment partnerships for gathering services out of its own resources.

Under the master natural gas gathering agreement, Atlas Pipeline charges gathering fees as follows:

•	for natural gas from the Company’s well interests, other than those of its investment partnerships, that were connected to Atlas Pipeline’s gathering systems at February 2, 2000, the greater of $0.40 per Mcf or 16% of the gross sales price of the natural gas transported;

•	for (i) natural gas from well interests allocable to the investment partnerships that drilled or drill wells on or after December 1, 1999 that are connected to the gathering systems (ii) natural gas from our well interests, other than those of the investment partnerships, that are connected to the gathering systems after February 2, 2000, and (iii) well interests allocable to third parties in wells connected to the gathering systems at February 2, 2000, the greater of $0.35 per Mcf or 16% of the gross sales price of the natural gas transported; and

•

for natural gas from well interests the Company operates and drilled after December 1, 1999 that are connected to a gathering system that is not owned by Atlas Pipeline and for which Atlas Pipeline assumes the cost of constructing the connection to that gathering system, an amount equal to the greater of $0.35 per Mcf or 16% of the gross sales price of the natural gas transported, less the gathering fee charged by the other gathering system.

The master natural gas gathering agreement is a continuing obligation and, accordingly, has no specified term or provisions regarding termination. However, if Atlas Pipeline Partners GP, LLC is removed as the general partner of Atlas Pipeline without cause, then no gathering fees will be due under the agreement with respect to new wells drilled by the Company.

Services Agreement between Anthem Securities, Inc. and Atlas America

One of the subsidiaries the Company acquired from Atlas America at the closing of the Offering was Anthem Securities, Inc. (“Anthem Securities”), a registered broker-dealer and a member of the National Association of Securities Dealers, Inc., which acts as the dealer-manager on the Company’s investment partnership offerings. Under the services agreement, Anthem Securities will, upon request, provide dealer-manager services to Atlas America on substantially the same terms as Anthem Securities’ current dealer-manager agreements.

Revolving Credit Agreement among the Operating Company, its subsidiaries, Wachovia National Bank, as Administrative Agent and the other lenders signatory thereto

The Operating Company entered into a $250 million senior secured credit facility with Wachovia Bank, National Association, as administrative agent, Wachovia Capital Markets LLC, as lead arranger, and other lenders. The credit facility allows the Operating Company to borrow up to the determined amount of the borrowing base, which will be based upon the loan collateral value assigned to its various natural gas and oil properties. The initial borrowing base is $155 million. The borrowing base will be subject to redetermination on March 14, 2007 and on a semi-annual basis thereafter. The credit facility will mature on December 18, 2011.

The Operating Company’s obligations under the credit facility are secured by mortgages on its natural gas and oil properties as well as a pledge of all of its ownership interests in its operating subsidiaries, other than Anthem Securities. The Operating Company will be required to maintain the mortgages on properties representing at least 80% of its natural gas and oil properties. Additionally, the obligations under the credit facility are guaranteed by the Company and all of the Operating Company’s existing operating subsidiaries and by any future subsidiaries, other than Anthem Securities. Borrowings under the credit facility will be available for development, exploitation and acquisition of natural gas and oil properties, working capital and general corporate purposes.

At the Operating Company’s election, interest will be determined by reference to:

•	the London interbank offered rate, or LIBOR, plus an applicable margin between 1.00% and 1.75% per annum, depending on its usage of the facility; or

•	the higher of (i) the federal funds rate plus 0.50% or (ii) the Wachovia prime rate, plus, in each case, an applicable margin between 0.00% and 0.75% per annum, depending on its usage of the facility.

Interest will generally be payable quarterly for domestic bank rate loans and at the end of each applicable interest period for LIBOR loans.

The credit facility contains covenants that, among other things, limit the Company’s ability to: incur indebtedness;

•	grant certain liens;

•	enter into certain leases;

•	make certain loans, acquisitions, capital expenditures and investments;

•	enter into hedging arrangements that exceed 85% of its proved reserves;

•	make any change to the character of its business or the business of the investment partnerships;

•	merge or consolidate; or

•	engage in certain asset dispositions, including a sale of all or substantially all of its assets.

The credit facility requires the Operating Company to maintain a current ratio (defined as the ratio of current assets to current liabilities) of not less than 1.0 to 1.0; a funded debt to EBITDA ratio of not more than 3.5 to 1.0; and a minimum interest coverage ratio (defined as our EBITDA divided by our interest expense) of not less than 2.5 to 1.0. The credit facility defines EBITDA for any period of four fiscal quarters as the sum of consolidated net income for the period plus interest, income taxes, depreciation, depletion and amortization.

If an event of default exists under the credit facility, the lenders will be able to accelerate the maturity of the credit facility and exercise other customary rights and remedies, including prohibiting the Company from paying distributions. Each of the following is an event of default:

•	failure to pay any principal when due or any interest, fees or other amounts in the credit facility;

•	failure to pay any principal or interest on any of other debt aggregating $2.5 million or more;

•	a representation, warranty or certification made under the loan documents or in any certificate furnished thereunder is false or misleading as of the time made or furnished in any material respect;

•	failure to perform under any obligation set forth in the credit facility, subject to a grace period;

•	an event having a material adverse effect on the Company, any of the guarantors or the collateral used to secure indebtedness;

•	admission in writing the inability to, or being generally unable to, pay debts as they become due;

•	bankruptcy or insolvency events;

•	commencement of a proceeding or case in any court of competent jurisdiction, without application or consent, involving:

•	liquidation, reorganization, dissolution or winding-up; or

•	the appointment of a trustee, receiver, custodian, liquidator or the like;

•	the entry of, and failure to pay, one or more judgments in excess of $2.5 million;

•	the loan documents cease to be in full force and effect or cease to create a valid, binding and enforceable lien;

•	a change of control, generally defined as (i) a group or person acquiring 35% or more of the Company’s outstanding voting units (other than Atlas America and its affiliates), (ii) the Company’s failure to own 85% or more of the outstanding shares of voting capital stock of any of its subsidiaries that is a guarantor under the credit facility, (iii) the Company’s failure to own 100% of the Operating Company or (iv) the failure of Atlas America or any of its wholly-owned subsidiaries to own at least 51% of the equity of Atlas Management; and

•	concealment of property with the intent to hinder, delay or defraud any lender with respect to their rights to such property.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 “Contribution, Conveyance and Assumption Agreement” above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 “Revolving Credit Agreement” above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 “Contribution, Conveyance and Assumption Agreement” above, on the closing date of the Offering, the Company issued 30,301,746 of common units, 748,456 Class A units and the management incentive interests to Atlas America as partial consideration for Atlas America’s contribution of assets. The Class A Units and the management incentive interest are convertible to common units as described in Item 1.01 “Management Agreement” above. The transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2). The Company believes that exemptions other than the foregoing exemption may exist for this transaction. The Company redeemed 948,750 of the common units from Atlas America in connection with the exercise of the underwriters’ over-allotment option on the closing date.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2006, Atlas America increased the number of directors of the Board to 7 and appointed the following director nominees to the Board: Walter C. Jones, Ellen F. Warren and Bruce M. Wolf. Simultaneously, the Company appointed each of them as the members of the audit and conflicts committees of the Board; named Mr. Jones the chairperson of the audit committee and the audit committee financial expert; and named Mr. Wolf the chairperson of the conflicts committee. Each of these directors will receive an annual retainer of $35,000 in cash and an annual grant of phantom units with distribution equivalent rights in an amount equal to the lesser of 500 units or $15,000 worth of units, based upon the market price of the common units, pursuant to the Company’s long-term incentive plan. The long-term incentive plan was filed as an exhibit to the Company’s Form 8-K filed on December 18, 2006. There are no arrangements or understandings under which the new directors were appointed and no transactions of the type required to be reported pursuant to Item 404(a) of Regulation S-K with respect to any of the new directors.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the completion of the Offering, on December 18, 2006 the Company entered into an amended and restated operating agreement, the terms of which are described in the Company’s final prospectus dated December 12, 2006, which description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are included in the Registration Statement.

(b)	Pro Forma Financial Statements.

The financial statements required by this item are included in the Registration Statement.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Operating Agreement of Atlas Energy Resources, LLC dated as of December 18, 2006

Exhibit 10.1	Contribution, Conveyance and Assumption Agreement, dated as of December 18, 2006, among Atlas America, Inc., Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC

Exhibit 10.2	Omnibus Agreement, dated as of December 18, 2006, between Atlas America, Inc. and Atlas Energy Resources, LLC

Exhibit 10.3	Management Agreement, dated as of December 18, 2006, among Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC and Atlas Energy Management, Inc.

Exhibit 10.4	Amendment and Joinder to Omnibus Agreement, dated as of December 18, 2006 among Atlas Pipeline, Atlas America, Resource Energy, LLC (“Resource Energy”), Viking Resources, LLC (“Viking Resources”), Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC

Exhibit 10.5	Amendment and Joinder to Gas Gathering Agreements, dated as of December 18, 2006, among Atlas Pipeline Partners, L.P., Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources, LLC, Atlas Noble, LLC, Atlas Resources, LLC, Atlas America, LLC, Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC

Exhibit 10.6	Services Agreement, dated as of December 18, 2006, between Anthem Securities, Inc. and Atlas America, Inc.

Exhibit 10.7	Revolving Credit Agreement, dated as of December 18, 2006, among Atlas Energy Operating Company, LLC, its subsidiaries, Wachovia National Bank, as Administrative Agent and the other lenders signatory thereto

Exhibit 10.8	Guaranty, dated as of December 18, 2006, from Atlas Energy Resources, LLC in favor of Wachovia Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY RESOURCES, LLC

	By:	/s/ Lisa Washington
	Name:	Lisa Washington
Date: December 22, 2006	Title:	Secretary and Chief Legal Officer